SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2020
(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the Union Bankshares, Inc. annual meeting of shareholders held on May 22, 2020, Director Schuyler W. Sweet retired from his position as director of Union Bankshares, Inc. and Union Bank as he had reached the mandatory retirement age.

Item 5.07: Submission of Matters to a Vote of Security Holders
The Company held its annual meeting of shareholders on May 22, 2020. Of 4,473,200 shares outstanding on the record date of the meeting (March 27, 2020) and entitled to vote, 3,694,791 shares were represented in person or by proxy. The following two matters were voted on by the shareholders and approved at the meeting:

1.	To fix the number of directors at nine for the ensuing year and to elect the following individuals as directors to serve a one year term:

Nominees	Votes For	Votes Withheld	Broker Non-votes
Joel S. Bourassa	2,782,840	37,639	874,312
Steven J. Bourgeois	2,779,477	41,002	874,312
Dawn D. Bugbee	2,779,006	41,473	874,312
John M. Goodrich	2,778,856	41,623	874,312
Nancy C. Putnam	2,780,308	40,171	874,312
Timothy W. Sargent	2,778,902	41,577	874,312
David S. Silverman	2,633,444	187,035	874,312
John H. Steel	2,775,536	44,943	874,312
Cornelius J. Van Dyke	2,770,860	49,619	874,312

2.	To ratify the appointment of the firm of Berry Dunn McNeil & Parker, LLC as the Company’s external auditors for 2020. The number of votes in favor was sufficient to ratify the appointment.

Votes For	Votes Against	Abstained
3,653,733	16,742	24,316

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 26, 2020	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

May 26, 2020	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer